Exhibit 3.1

THE COMPANIES ACT (CAP 50)

PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

OF

BROADCOM LIMITED

(Adopted with effect from February 1, 2016 by Special Resolution passed on January 31, 2016)

(Incorporated in the Republic of Singapore)

INTERPRETATION

1. In this Constitution, unless the subject or context otherwise requires, the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof:-

the Act:	The Companies Act, Cap. 50.

Affiliate:	An affiliate of, or a person affiliated with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

the Board:	The board of Directors of the Company for the time being.

the Company :	Broadcom Limited

this Constitution:	This Constitution as altered from time to time by special resolutions.

the Directors:	The directors of the Company for the time being.

Issue Date:	The date on which the Special Preference Shares are first allotted and issued by the Company.

member or shareholder	A duly registered holder from time to time of the shares in the capital of the Company, except that, where the Act requires, it excludes the Company where it is a member by reason of its holding of its shares as treasury shares.

the Office:	The registered office of the Company for the time being.

Ordinary Shares	The ordinary shares in the capital of the Company bearing the rights, privileges and restrictions set out in this Constitution.

Partnership:	Broadcom Cayman L.P., a subsidiary of the Company.

the Register	The principal register and where applicable, any branch register of members to be maintained at such place within or outside the Republic of Singapore as the Board shall determine from time to time.

registered address or address	In relation to any member, his physical address for the service or delivery of notices or documents personally or by post, except where otherwise expressly provided in this Constitution.

Restricted Exchangeable Units:	The restricted exchangeable limited partnership units in the Partnership.

the Seal:	The common seal of the Company or in appropriate cases the Official Seal or duplicate common seal.

the Secretary:	Any person appointed to perform the duties of a secretary of the Company. Where two or more persons are appointed to act as joint secretaries, this expression shall include any one of those persons.

Shares:	The Ordinary Shares and the Special Preference Shares in the capital of the Company.

Special Preference Shares:	The preference shares in the capital of the Company bearing the rights, privileges and restrictions set out in this Constitution allotted and issued by the Company on the Issue Date.

$:	Singapore dollars, the legal currency of Singapore.

¢:	Singapore cents, the legal currency of Singapore.

Voting Trust Agreement:	The voting trust agreement, dated as of the Issue Date, between the Company, the Partnership and Computershare Trust Company, N.A., as trustee.

Any provision of this Constitution that refers (in whatever words) to:

(a)	the Directors;

(b)	the Board;

(c)	a majority of the Directors; or

(d)	a specified number of percentage of the Directors of the Company shall, unless the context otherwise requires, apply with necessary modifications in case the Company has only one Director.

Any provision of this Constitution that refers (in whatever words) to:

(a)	the members;

(b)	a majority of members; or

(c)	a specified number or percentage of members of the Company

shall, unless the context otherwise requires, apply with necessary modifications in case the Company has only one member.

Subject to this Constitution, the Act, and any applicable regulations or procedures, wherever any provision of this Constitution requires that a communication as between the Company, its Directors or members be effected in legible form or a permitted alternative form, the requirement may be satisfied by the communication being given in the form of an electronic communication.

References in this Constitution to “members” shall, where the Act requires, exclude the Company where it is a member by reason of its holding of its shares as treasury shares.

Words importing the singular number only shall include the plural number, and vice versa.

Words importing the masculine gender only shall include the feminine and neuter gender.

Words importing persons shall include corporations.

A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of this Constitution.

Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a legible form and shall include, except where otherwise expressly specified in this Constitution or the context otherwise requires, and subject to any limitations, conditions or restrictions contained in the Act, any representation or reproduction or words, symbols or other information which may be displayed in a visible form, whether in a physical document or in an electronic communication or form or otherwise howsoever.

Words or expressions contained in this Constitution shall be interpreted in accordance with the provisions of the Interpretation Act, Cap. 1, and of the Act as in force at the date which this Constitution becomes binding on the Company.

A reference in this Constitution to “holders” of shares or a class of shares shall, except where otherwise provided, exclude the Company in relation to shares held by it as treasury shares.

NAME

2. The name of the Company is Broadcom Limited.

REGISTERED OFFICE

3. The Office will be situated in the Republic of Singapore.

BUSINESS OR ACTIVITY

3A. Subject to the provisions of the Act and any other written law and this Constitution, the Company has:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

LIABILITY OF MEMBERS

4. The liability of the members is limited.

PUBLIC COMPANY

5. The Company is a public company.

SHARE CAPITAL

6. (a) Subject to the approval of the Company by ordinary resolution or, if required by the Act, by special resolution in a general meeting and the Act, this Constitution and any special rights previously conferred on the holders of any existing shares or class of shares, the Board may:

(i) allot and issue Ordinary Shares to such persons on such terms and conditions and for such consideration (if any) as the Board may deem fit;

(ii) make or grant offers, agreements, options, warrants or other instruments that might or would require Ordinary Shares, or such other classes of shares referred to in paragraph (iii) below, to be allotted and issued to such persons on such terms and conditions and for such consideration (if any) as the Board may deem fit; and

(iii) establish such preferred, deferred, qualified, special, limited, conditional or other special rights, privileges or conditions or such restrictions, whether in regard to dividends, voting (including shares with no voting rights), return of capital, redemption or otherwise, as the Board may deem fit with respect to additional classes of shares and, with respect to such additional classes of shares, allot and issue, or make or grant offers to issue such shares.

(b) The Company may by ordinary resolution or, if required by the Act, by special resolution in a general meeting, give to the Board, a general authority, either unconditionally or subject to such conditions as may be specified in the ordinary resolution, to issue any particular class of shares (including redeemable preference shares or any shares which confer special, limited or conditional voting rights, or which do not confer voting rights) or options over shares (whether by way of rights, warrants, bonus or otherwise) where, unless previously revoked or varied by the Company in a general meeting, such authority to issue shares does not continue beyond (i) the conclusion of the annual general meeting of the Company next following the passing of the ordinary resolution or, if required by the Act, the passing of the special resolution; or (ii) the date by which such annual general meeting is required by law to be held; or (iii) the expiration of such other period as may be prescribed by the Act (whichever is earlier), provided that there shall not be any further allotment and issuance of any new Special Preference Shares, save as provided in article 6A(e).

(c) All new shares shall be subject to the conditions of issue, and the provisions of the Act and of this Constitution with reference to allotment, transfer, transmission and otherwise.

(d) The rights attaching to shares of a class other than Ordinary Shares shall be expressed in this Constitution.

(e) The Company may not, except as provided and in accordance with the Act, give financial assistance for the purpose of, or in connection with the acquisition or proposed acquisition of shares or units of shares in the Company.

6A. The rights, privileges and restrictions attaching to the Special Preference Shares are set out below:

(a) Dividend

A holder of Special Preference Shares shall not be entitled to receive any dividends from the Company, notwithstanding the declaration and payment of any dividends by the Company to the holders of the Ordinary Shares. The Special Preference Shares shall not confer any right or claim as regards participation in the profits or capital of the company, except receipt of the Preference Amount or the Redemption Amount (each as defined herein).

(b) Liquidation Preference

In the event of any liquidation or winding up of the Company, whether voluntary or involuntary, after distribution of payment to all general creditors of the Company, senior debt and subordinated debt holders, a holder of Special Preference Shares will be entitled to receive, prior to and in preference to holders of Ordinary Shares and any other classes of shares or security which are subordinated to the Special Preference Shares, an amount equal to 0.001¢ per Special Preference Share (the “Preference Amount”). Save as set out in this article 6A, the Special Preference Shares shall not confer any right or claim as regards participation in the assets or funds of the Company.

(c) Voting

A holder of Special Preference Shares shall be entitled to receive notices of, and attend, speak and vote at, any meetings of the members. A holder of the Special Preference Shares shall be entitled at all times to one vote for each Special Preference Share held by such holder (the “Voting Rights”). Notwithstanding any provision of this Constitution to the contrary, the holders of the Special Preference Shares and the Ordinary Shares shall vote together as a single class on all matters, except (i) to the extent a separate general meeting of the holders of the Special Preference Shares is required to be held by law or (ii) with respect to any amendment to this Constitution that adversely affects the Voting Rights, the approval of which shall require the separate class vote of the holders of the Special Preference Shares.

(d) Mandatory Redemption

(i) Subject to applicable laws, all or part of the Special Preference Shares (as the case may be) shall be automatically redeemed on the date of, and concurrently with, the occurrence of the following events (each, a “Mandatory Redemption Event”), without any further action required on the part of the Company:

(A)	if any Restricted Exchangeable Units are exchanged (whether for a cash amount or for Ordinary Shares, or otherwise), such number equal to the number of Restricted Exchangeable Units so exchanged shall be redeemed; provided, that if the number of outstanding Restricted Exchangeable Units is greater than the number of Special Preference Shares at the time of such exchange, such number of Special Preference Shares with respect to Restricted Exchangeable Units that are exchanged after the number of outstanding Restricted Exchangeable Units has been reduced to be equal to the number of issued Special Preference Shares as a result of any such exchange shall be redeemed; and

(B)	if the Voting Trust Agreement is terminated, all of the Special Preference Shares in issue shall be redeemed,

(the date on which any such event occurs, a “Mandatory Redemption Date”).

(ii) The Company shall, within 20 days after a Mandatory Redemption Date, give a notice of such redemption (the “Redemption Notice”) to the holders of the Special Preference Shares, specifying, inter alia:

(A)	the Mandatory Redemption Date;

(B)	the number of Special Preference Shares redeemed and the Redemption Amount (as defined below) payable in respect of such Special Preference Shares;

(C)	the place where the holders of the Special Preference Shares may surrender the share certificate(s) in respect of the Special Preference Shares and obtain payment of the Redemption Amount (as defined below).

Delivery of the Redemption Notice by the Company shall serve as conclusive evidence of the occurrence of a Mandatory Redemption Event and the resulting redemption of Special Preference Shares. No defect in the Redemption Notice or in its delivery shall affect the validity of the redemption proceedings.

(iii) Upon the occurrence of a Mandatory Redemption Event, a holder of Special Preference Shares shall be entitled to receive an amount equal to the Preference Amount in respect of each Special Preference Share redeemed (the “Redemption Amount”), and shall not be entitled to receive any other amounts or have any other rights in respect of the Special Preference Shares which have been redeemed on the relevant Mandatory Redemption Date.

(iv) Payment of the Redemption Amount shall be made against presentation and surrender of the share certificate(s) of the Special Preference Shares at the place specified in the Redemption Notice. If any certificate so delivered to the Company includes any Special Preference Shares not being redeemed on that occasion, a fresh certificate for such Special Preference Shares shall be issued to the holder delivering such certificate to the Company. A receipt given by the holder of the Special Preference Shares in respect of the Redemption Amount shall constitute an absolute discharge to the Company.

(e) Adjustments

Appropriate adjustments will be made in the event of any subdivision of Shares, by any split, dividend, distribution, reclassification, recapitalization or otherwise, or consolidation of Shares, by reverse split, reclassification, recapitalization or otherwise, such that (i) the percentage of Shares constituted by the Special Preference Shares immediately prior to the occurrence of such event shall remain unchanged immediately following such event and (ii) the relationship between the Special Preference Shares and the Restricted Exchangeable Units shall not be adversely affected.

(f) No Variation

Each holder of Special Preference Shares acknowledges that each of the following actions (it being understood that the following list shall not be construed to be an exclusive list) by the Company:

(i) any change to the terms of the Special Preference Shares if such change is solely of a formal, minor or technical nature or is to correct an error or cure an ambiguity (but such change shall not reduce any amounts payable to the holders of the Special Preference Shares, impose any material obligation on the holders of the Special Preference Shares, or adversely affect the Voting Rights);

(ii) the issue of new Ordinary Shares;

(iii) the creation and issue of new classes of Ordinary Shares and/or preference shares in the capital of the Company, regardless of the dividends and other amounts payable in respect of such shares and whether and when such dividends and other amounts shall be so payable;

(iv) the purchase, redemption or cancellation by the Company of its own shares (other than the Special Preference Shares, which may be purchased, redeemed or cancelled only in accordance with article 6A(d));

(v) any amalgamation, scheme, merger, consolidation, recapitalization, reorganization or other transaction, in each case, involving a sale of control of the Company; or

(vi) any subdivision, consolidation, bonus issue or other adjustments to the Special Preference Shares in accordance with article 6A(e),

will not constitute a variation or abrogation of the rights, preferences and privileges attached to the Special Preference Share, and no separate resolution passed by, or separate consent from, the holders of the Special Preference Shares as a class will be required in respect of any such matters.

7. Subject to the provisions of the Act, article 6A and unless otherwise provided by the terms of issue of the shares of a particular class of shares, if at any time there exist different classes of shares, the rights attached to any class may, whether or not the Company is being wound up, be varied or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting, the provisions of this Constitution relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be a member or members entitled to vote being present in person or by proxy or in the case of a corporation by a representative and holding between them a majority of the number of issued shares of the class. For the purposes of this article, “member” includes a person attending as a proxy or as representing a corporation which is a member.

8. The rights conferred upon the holders of the shares of any class issued with preferred or other rights (including the Special Preference Share) shall not, unless otherwise expressly provided by the terms of issue of the shares of the class, be deemed to be varied by the creation or issue of further shares ranking equally therewith, provided that there shall not be any further allotment and issuance of new Special Preference Shares, save as provided in article 6A(e).

9. The Company may pay commissions or brokerage fees on any issue of shares at such rate or amount and in such manner as the Board may deem fit. Such commissions or brokerage fees may be satisfied by the payment of cash or the allotment of fully paid shares or partly in one way and partly in the other.

REGISTRATION, TRANSMISSION AND TRANSFER OF SHARES

10. The Company shall not exercise any right in respect of treasury shares other than as provided by the Act. Subject thereto, the Company may deal with its treasury shares in the manner authorized by, or prescribed pursuant to, the Act.

11. Except as required by law and this Constitution, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or unit of a share or (except only as by this Constitution or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

12. (a) Every share certificate shall be issued under the Seal and shall specify the number, the class of shares to which it relates, whether the shares are fully or partly paid up, and the amount unpaid (if any) on the shares, and shall bear the autographic or facsimile signatures of one Director and the Secretary or a second Director or some other person appointed by the Board. The facsimile signatures may be reproduced by mechanical, electronic or other methods approved by the Board. No certificates shall be issued representing shares of more than one class.

(b) Every person whose name is entered as a member in the register of members shall be entitled without payment to receive a certificate under the Seal of the Company in accordance with the Act but in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

(c) The Company shall not be bound to register more than three persons as the registered holder of a share except in the case of executors or administrators of the estate of a deceased member.

(d) Subject to the payment of all or any part of the stamp duty payable (if any) on each share certificate prior to the delivery thereof which the Board in its absolute discretion may require, every person whose name is entered as a member in the register of members shall be entitled to receive within 60 days after the allotment of shares, and within 30 days after the date on which the transfer (other than such a transfer as the Company is for any reason entitled to refuse to register and does not register) of the shares is lodged with the Company, one certificate for all his shares of any one class or several certificates in reasonable denominations each for a part of the shares so allotted or transferred.

(e) Where a member transfers only part of the shares comprised in a certificate or where a member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner, the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and such member shall pay all or any part of the stamp duty payable (if any) on each share certificate prior to the delivery thereof which the Board in its absolute discretion may require.

(f) Subject to the provisions of the Act, if any share certificate shall be defaced, worn out, destroyed, lost or stolen, it may be renewed on such evidence being produced and a letter of indemnity and/or bond, as the Company may deem fit, being given by the shareholder, the transferee, person entitled, purchaser, member firm or member company of any stock exchange upon which the shares in the Company may be listed or on behalf of its or their client or clients as the Company shall require, and in the case of defacement or wearing out, on delivery up of the old certificate and in any case on payment of such sum not exceeding $2 as the Company may from time to time require together with the amount of the proper duty for which such share certificate is chargeable under any law for the time being in force relating to stamps. In the case of destruction, loss or theft, a shareholder or person entitled to whom such renewed certificate is given shall also bear the loss and pay to the Company all expenses incidental to the investigations by the Company of the evidence of such destruction or loss.

(g) In the case of shares registered jointly in the names of several persons, any such request may be made by any one of the registered joint holders.

13. (a) All transfers of shares may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only.

(b) The instrument of transfer of a share shall be signed by or on behalf of the transferor and shall be effective although not signed by or on behalf of the transferee.

(c) The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the register of members in respect thereof.

(d) All instruments of transfer which are registered may be retained by the Company.

14. (a) There shall be no restriction on the transfer of shares (except where restricted by law, by contract or by the listing rules, rules and/or bye-laws of any stock exchange upon which the shares of the Company may be listed).

(b) If the Company shall refuse to register a transfer of any share it shall, within 30 days from the date on which the application for transfer was made, send to the transferee a notice in writing stating the facts which are considered to justify refusal and send to both the transferor and transferee a notice of refusal as required by the Act.

(c) The Directors may in their sole discretion, refuse to register any instrument of transfer of shares unless:

(i) all or any part of the stamp duty (if any) payable on each share certificate and such fee as the Company may from time to time require, is paid to the Company in respect thereof;

(ii) the instrument of transfer is in respect of only one class of shares; and

(iii) the instrument of transfer has been duly stamped with the amount of stamp duty (if any) with which it is chargeable under any law for the time being in force relating to stamps.

(d) The Company shall not register a transfer to a person who is known to them to be an infant or a person who is mentally disordered and incapable of managing himself or his affairs but the Company shall not be bound to enquire into the age or mental capacity of any transferee.

15. Every instrument of transfer shall be left at the Office or at the office at which a branch register of members is kept for registration accompanied by the certificate of the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor or his right to transfer the shares and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person to do so. All instruments of transfer which are registered may be retained by the Company but any instrument of transfer which the Directors may decline to register shall (except in the case of fraud) be returned to the person depositing the same together with the share certificate and notice of refusal within 30 days after the date on which the transfer was lodged with the Company.

16. (a) The legal personal representatives of a deceased sole holder of a share shall be the only persons recognised by the Company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only persons recognised by the Company as having any title to the share.

(b) In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the executors and administrators of the deceased where he was the sole or only surviving holder, shall be the only person(s) recognized by the Company as having any title to his interest in the shares.

(c) Nothing in this article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

(d) There shall be paid to the Company in respect of the registration of any instrument of transfer or probate or letters of administration or certificate of marriage or of death or stop notice or power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the register of members affecting the title to any shares, such fee as the Company may from time to time require or prescribe.

(e) The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notification of change of address at any time after the expiration of six years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of six years from the date of cancellation thereof and it shall be conclusively presumed in favour of the Company that every entry in the register of members purporting to have been made on the basis of an instrument of transfer or document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

(i) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of claim (regardless of the parties thereto) to which the document might be relevant;

(ii) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than aforesaid or in any other circumstances which would not attach to the Company in the absence of this article; and

(iii) references herein to the destruction of any document include references to the disposal thereof in any manner.

(f) Any person becoming entitled to the legal title in a share in consequence of the death or bankruptcy of a person whose name is entered in the register of members may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his legal title to the share either be registered himself as holder of the share upon giving to the Company notice in writing of such desire or transfer such share to some other person. All the limitations, restrictions and provisions of this Constitution relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the person whose name is entered in the register of members had not occurred and the notice or transfer were a transfer executed by such person.

(g) Save as otherwise provided by or in accordance with this Constitution, a person becoming entitled to a share pursuant to article 16(b) or article 16(f) (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the member in respect of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in the register of members in respect of the share

17. Any person to whom the right to any share has been transmitted by operation of law upon producing such evidence of such transmission as the Company deems sufficient may with the consent of the Company be registered as a member in respect of such shares or may subject to the provisions of this Constitution transfer such shares. The merger of any two or more corporations under the laws of one or more foreign countries or states shall, subject to applicable laws, constitute a transmission by operation of law for the purposes of this article.

ALTERATION OF CAPITAL

18. Subject to article 6A(e), the Company may, by ordinary resolution, from time to time in any manner allowed by the Act:

(a) consolidate all or any of its shares;

(b) subdivide its shares or any of them provided always that in such subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced shares is derived; or

(c) subject to the provisions of the Act and this Constitution, convert its share capital or any class of shares from one currency to another currency.

19. The Company may, by special resolution, subject to and in accordance with the Act, convert one class of shares into another class of shares save that there shall be no conversion of shares into Special Preference Shares and vice versa.

20. The Company may reduce its share capital or any reserve in any manner and with and subject to any incident authorized and consent required by law.

21. Except so far as otherwise provided by the conditions of issue or by this Constitution, all new shares shall be subject to the same provisions with reference to allotments, payment of calls, liens, transfer, transmission, forfeiture and otherwise as the issued shares in that same class.

PURCHASE OF OWN SHARES

22. Subject to and in accordance with the provisions of the Act and article 6A, the Company may authorize the Board in general meeting to purchase or otherwise acquire shares issued by it upon such terms and subject to such conditions as the Company may deem fit. Such shares may be held as treasury shares or cancelled as provided in the Act or dealt with in such manner as may be permitted under the Act. On cancellation of the shares as aforesaid, the rights and privileges attached to those shares shall expire.

GENERAL MEETINGS

23. All general meetings may be held in Singapore or such other jurisdictions as the Board deems fit.

24. Subject to the provisions of the Act, an annual general meeting shall be held once in every year and not more than fifteen months after the holding of the last preceding annual general meeting, at such time and place as may be determined by the Board. An annual general meeting of the Company shall be held in accordance with the provisions of the Act. All general meetings other than annual general meetings shall be called extraordinary general meetings.

25. The Board may, whenever it deems fit, convene an extraordinary general meeting and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by the Act.

26. Subject to the provisions of the Act, any general meeting at which it is proposed to pass a special resolution or a resolution of which special notice has been given to the Company, shall be called by twenty one days’ notice in writing at the least, and an annual general meeting and any other extraordinary general meeting by fourteen days’ notice in writing at the least, provided always that any general meeting at which it is proposed to pass a resolution for the removal of a director pursuant to articles 49 and 50(f) shall be called by 45 days’ notice in writing at the least. The period of notice shall in each case be exclusive of the day on which the notice is served or deemed to be served and the day on which the meeting is to be held provided that a meeting notwithstanding it has been called by a shorter notice than specified above shall be deemed to have been duly called if it is so agreed:

(a) in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

(b) in the case of an extraordinary general meeting, by a majority in the number of members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent of the total voting rights of all the members having a right to attend and vote thereat.

27. (a) A member may appoint one or more proxies to attend and vote at the same general meeting. The Company shall be entitled and bound, in determining rights to vote and other matters in respect of a completed instrument of proxy submitted to it, to have regard to the instructions (if any) given by and the notes (if any) set out in the instrument of proxy.

(b) In any case where an instrument of proxy appoints more than one proxy, the number and class of shares and the proportion of the shareholding concerned to be represented by each proxy shall be specified in the instrument of proxy.

(c) A proxy need not be a member of the Company.

28. Every notice calling a general meeting or annual general meeting shall specify the place, day and hour of meeting and, in the case of special business, shall specify the general nature of the business to be transacted at the meeting. In the case of an annual general meeting, the notice shall also specify the meeting as such. In the case of any general meeting at which a resolution is to be proposed as a special resolution, the notice shall contain a statement to that effect. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any member shall not invalidate the proceedings at any meeting. There shall appear with reasonable prominence in every such notice, a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that such proxies need not be a member of the company. Where the Company has one or more classes of shares that confer special, limited or conditional voting rights, or that confer no voting rights, the notice shall also specify the special, limited or conditional voting rights, or the absence of voting rights, in respect of each such class of shares.

29. (a) All business that is transacted at an extraordinary general meeting shall be deemed special. All business that is transacted at an annual general meeting shall be deemed special except: (i) the consideration of the financial statements of the Company together with the Directors’ statement and auditor’s reports thereon; (ii) the election of Directors; (iii) the appointment and fixing of the remuneration of the auditors; and (iv) fixing of remuneration of the Directors proposed to be paid in respect of their office as such under article 51. Any notice of a general meeting to consider special business shall be accompanied by a statement regarding the effect of any proposed resolution on the Company in respect of such special business.

(b) No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, the quorum for any general meeting shall be a member (in the event of a corporation being beneficially entitled to the whole of the issued capital of the Company or there being only one member of the Company) or members entitled to vote being present in person or by proxy or representative and holding between them a majority of the number of issued and paid-up shares of the Company for the time being provided that where a member is represented by more than one proxy, such proxies shall count as only one member for the purpose of determining the quorum.

(c) For the purposes of this article, “member” includes a person attending as a proxy or as representing a corporation which is a member.

30. Subject to the provisions of the Act, the Company may as it deems fit allow one or more members to participate in a meeting by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and such participation shall constitute presence in person.

31. If within half an hour from the time appointed for the meeting (or such longer interval as the chairman of the meeting may deem fit to allow) a quorum is not present, the meeting if convened upon the requisition of members shall be dissolved; but in any other case it shall stand adjourned to the same day in the next week at the same time and place, unless the same shall be a public holiday, when it shall be adjourned to the day following at the same time and place, and if at such adjourned meeting a quorum is not present, then a member or members entitled to vote being present in person or by proxy or representative and holding between them not less than a majority of the number of issued and paid-up shares of the Company for the time being, present in person or by proxy at the meeting, shall constitute a quorum for such adjourned meeting, and may transact the business for which the meeting was called.

32. (a) The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of the other Directors present to be chairman of the meeting. If no Director be present or if all the Directors present decline to take the chair, the members present shall choose one of their number to be chairman of the meeting.

(b) If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

33. The chairman of any general meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting), adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting other than the business which might legally have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more (or sine die), (a) the date and time for the adjourned meeting shall be fixed by the Board and (b) notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

34. (a) At any general meeting, any resolution put to the vote of the meeting shall be decided on a poll. Every member present in person or by proxy or by attorney or other duly authorized representative shall have one vote for each share he holds.

(b) A poll shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was taken.

(c) The chairman may, and if so requested shall, appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

(d) If any votes be counted which ought not to have been counted or might have been rejected, the error shall not vitiate any result of the voting unless it can be pointed out at the same meeting or at any adjournment thereof and not in any case unless it shall in the opinion of the chairman of the meeting be of significant magnitude.

(e) With respect to any ordinary resolution proposed for consideration of the Company, the resolution shall be approved as an ordinary resolution if it has been passed by a simple majority of the total votes attached to all the fully paid-up shares which are represented at the meeting and voted on such resolution in person or by proxy.

(f) With respect to any special resolution proposed for consideration of the Company, the resolution shall be approved as a special resolution if it has been passed by a majority of not less than three-fourths of the total votes attached to all the fully paid-up shares which are represented at the meeting and voted on such resolution in person or by proxy.

35. In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

36. Where in Singapore or elsewhere, a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Board may in its absolute discretion, upon or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person on behalf of such member to vote in person or by proxy at any general meeting or to exercise any other right conferred by membership in relation to meetings of the Company.

37. Subject to any rights or restrictions for the time being attached to any class or classes of shares and the Act, at meetings of members or classes of members, each member entitled to vote may vote in person or by proxy and every member present in person or by proxy shall have one vote for each share he holds.

38. Subject to the provisions of the Act, all general meetings may, as the Board may deem fit, be held by means of video conference or by other means of electronic communications and in such manner as may be agreed by the Company in general meeting. All the provisions in this Constitution as to general meetings shall, mutatis mutandis, be applicable.

39. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

40. A member who is mentally disordered and incapable of managing himself or his affairs or whose person or estate is liable to be dealt with in any way under the law relating to mental disorders may vote by his committee, curator bonis or such other person as properly has the management of his estate and any such committee, curator bonis or other person may vote by proxy or attorney, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office no less than seventy-two hours before the time appointed for holding the meeting.

41. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

42. The instrument appointing a proxy shall be deemed to confer authority to move any resolution or amendment thereto and to speak at the meeting.

43. (a) An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Board may approve and:

(i) in the case of an individual, shall be:

(A)	signed by the appointor or his attorney if the instrument is delivered personally or sent by post; or

(B)	authorised by that individual through such method and in such manner as may be approved by the Directors, if the instrument is submitted by electronic communication; and

(ii) in the case of a corporation, shall be:

(A)	either given under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation if the instrument is delivered personally or sent by post; or

(B)	authorised by that corporation through such method and in such manner as may be approved by the Directors, if the instrument is submitted by electronic communication.

The Directors may, for the purposes of articles 43(a)(i)(B) and 43(a)(ii)(B), designate procedures for authenticating any such instrument, and any such instrument not so authenticated by use of such procedures shall be deemed not to have been received by the Company.

(c) The signature on, or authorisation of, such instrument need not be witnessed. Where an instrument appointing a proxy is signed or authorised on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with the instrument appointing a proxy pursuant to article 44, failing which the instrument may be treated as invalid.

(d) The Directors may, in their absolute discretion:

(i) approve the method and manner for such instruments to be authorised; and

(ii) designate the procedure for authenticating such instruments,

as contemplated in articles 43(a)(i)(B) and 43(a)(ii)(B) for application to such members or class of members as they may determine. Where the Directors do not so approve and designate in relation to a member (whether of a class or otherwise), article 43(a)(i)(B) and/or (as the case may be) article 43(a)(ii)(B) shall not apply.

44. (a) An instrument appointing a proxy:

(i) if delivered in person, by courier or by post, must be left at such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified, at the Office); or

(ii) if submitted by electronic communication, must be received through such means as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting, and in either case, not less than seventy-two hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates, provided that an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not be required again to be delivered for the purposes of any subsequent meeting to which it relates.

(b) The Directors may, in their absolute discretion, and in relation to such members or class of members as they may determine, specify the means through which instruments appointing a proxy may be submitted by electronic communications, as contemplated in article 44(a)(ii). Where the Directors do not specify in relation to a member (whether of a class or otherwise), article 44(a)(ii) shall not apply.

45. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or mental disorder of the principal or revocation of the instrument or of the authority under which the instrument was executed, or the transfer of the share in respect of which the instrument is given, if no intimation in writing of such death, mental disorder, revocation, or transfer as aforesaid has been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the instrument is used.

46. Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorize such person as it deems fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of this Constitution (but subject to the Act) be deemed to be present in person at any such Meeting if a person so authorized is present thereat.

DIRECTORS: APPOINTMENT, ETC.

47. The number of the Directors constituting the board of directors of the Company shall be determined by the Directors from time to time, provided that such number shall not be less than the minimum required by the Act or more than 13. All Directors shall be natural persons.

48. A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

49. Subject to special notice and the requisite notice under article 26 having been given, the Company may from time to time by ordinary resolution passed at a general meeting remove any Director before the expiration of his period of office, notwithstanding anything in this Constitution or in any agreement between the Company and such Director, provided that such number shall not be less than the minimum required by the Act.

50. (a) The Board may appoint any person to be a Director as an additional Director or to fill a casual vacancy provided that any person so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election.

(b) Any appointment of a Director pursuant to this article shall be ineffective if such appointment would have the result that the number of Directors exceeding the number fixed in accordance with article 47.

(c) A retiring Director shall be eligible for re-election unless the provisions set out below apply.

(d) The Company at the meeting at which a Director retires under any provision of this Constitution may, by ordinary resolution, fill the office being vacated by re-election thereto, with the retiring Director or some other person eligible for appointment, failing which, the retiring Director shall be deemed to have been re-elected except in any of the following cases:

(i) where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;

(ii) where such Director is disqualified under the Act from holding office as a Director or has given notice in writing to the Company that he is unwilling to be re-elected; or

(iii) where the default is due to the moving of a resolution in contravention of this Constitution.

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

(e) At any general meeting of the Company, a motion for the appointment of two or more persons as Directors by a single resolution shall not be made unless a resolution that it shall be so made has first been agreed to at the meeting without any votes being given against it and any resolution passed in contravention of this article shall be void.

(f) In accordance with the provisions of section 152 of the Act, the Company may, by ordinary resolution of which special notice and the requisite notice under article 26 have been given, remove any Director before the expiration of his period of office, notwithstanding anything in this Constitution or in any agreement between the Company and such Director but without prejudice to any claim he may have for damages for breach of any such agreement. The Company in a general meeting may by ordinary resolution appoint any person in place of a Director so removed from office. In default of such appointment, the vacancy so arising may be filled by the Directors as a casual vacancy.

51. Any Director who holds any executive office or who serves on any committee, or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, may be paid such remuneration by way of salary, commission or otherwise as the Board may determine. The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event, such determination shall be without prejudice to any claim for damages for breach of any contract or service between him and the Company.

52. In the election of Directors pursuant to article 50(e), the candidates receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the general meeting and voted on the election of Directors shall be elected, provided always that such number of affirmative votes shall not be less than the number of affirmative votes required for the passing of an ordinary resolution.

53. (a) Save as provided in article 53(b), no person other than:

(i) a Director retiring at the meeting and recommended by the Board for re-election; or

(ii) a candidate recommended by the Board for appointment as a Director by shareholders at a general meeting,

shall be eligible for appointment or re-election as a Director at any general meeting.

(b) A person may be eligible for appointment as a Director at a general meeting where:

(i) in the case of a member or members who in aggregate hold(s) more than fifty per cent of the total number of issued and paid-up shares of the Company (excluding treasury shares), not less than ten days; or

(ii) in the case of a member or members who in aggregate hold(s) more than five per cent of the total number of issued and paid-up shares of the Company (excluding treasury shares), not less than 120 days, before the date of the notice provided to members in connection with the general meeting, there shall have been lodged at the Office a written notice signed by such member or members (other than the person to be proposed for appointment) who (A) are qualified to attend and vote at the meeting for which such notice is given, and (B) have held shares representing the prescribed threshold in article 53(b)(i) or article 53(b)(ii) above, for a continuous period of at least one year prior to the date on which such notice is given. To be effective, the notice relating to the nomination of a Director pursuant to this article 53(b), must be accompanied by a notice in writing signed by the person to be proposed giving his consent to the nomination and signifying his candidature for the office.

54. The Company may pay for, or repay to any Director, all reasonable traveling, hotel and other expenses properly incurred by the Director in attending and returning from meetings of the Board or any committee of the Directors or general meetings of the Company or otherwise in connection with the business of the Company.

55. The office of Director shall become vacant if the Director:

(a) ceases to be a Director by virtue of the Act;

(b) becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c) becomes prohibited from being a Director by reason of any order made under the Act;

(d) becomes disqualified from being a Director by virtue of sections 148, 149, 154 and 155 of the Act;

(e) becomes mentally disordered and incapable of managing himself or his affairs or if in Singapore or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

(f) subject to section 145 of the Act, resigns his office by notice in writing to the Company;

(g) is for more than six months absent without permission of the Board from meetings of the Directors held during the period; or

(h) is removed by the Company in a general meeting pursuant to article 50(f).

POWERS AND DUTIES OF DIRECTORS

56. The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Board who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers of the Company as are not, by the Act or by this Constitution, required to be exercised by the Company in a general meeting, but no resolution made by the Company in a general meeting shall invalidate any prior act of the Board which would otherwise have been valid if that resolution had not been made. Notwithstanding the foregoing, the Board shall not carry into effect any proposals for selling or disposing of the whole or substantially the whole of the Company’s undertaking unless such proposals have been approved by the Company in a general meeting.

57. Subject as hereinafter provided and to the provisions of the Act, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking and property, or any part thereof and to issue debentures and other securities whether outright or as collateral security for any debt, liability, or obligation of the Company or of any third party.

58. The Board may exercise all the powers of the Company in relation to any official seal for use outside Singapore and in relation to branch registers.

59. The Board may from time to time by power of attorney appoint any corporation, firm or person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under this Constitution) and for such period and subject to such conditions as it may deem fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may deem fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

60. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board from time to time determine.

61. The Board shall cause minutes to be made:

(a) of all the appointments of officers;

(b) of names of Directors present at all meetings of the Company and of the Directors; and

(c) of all proceedings at all meetings of the Company and of the Directors.

Such minutes shall be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting

MEETINGS AND PROCEEDINGS OF DIRECTORS

62. Any Director or member of a committee of Directors may participate in a meeting of the Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Such a meeting is deemed to be held at the place agreed upon by the Directors attending the meeting, provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting. A Director participating in a meeting in the manner aforesaid may also be taken into account in ascertaining the presence of a quorum at the meeting. Minutes of the proceedings at a meeting by telephone conference, video conference, audio visual, or other similar communications equipment signed by the chairman of the meeting shall be conclusive evidence of such proceedings and of the observance of all necessary formalities and all resolutions agreed by the Directors in such meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Directors duly convened and held.

63. The Directors may meet together for the despatch of business adjourn and otherwise regulate their meetings as they deem fit. A Director may at any time and the Secretary shall on the requisition of a Director summon a meeting of the Directors.

64. Subject to this Constitution, questions arising at any meeting of the Directors shall be decided by a majority of votes and a determination by a majority of the Directors present shall for all purposes be deemed a determination of the Directors. In case of an equality of votes (except where only two Directors are present and form the quorum or when only two Directors are competent to vote on the question in issue) the chairman of the meeting shall have a second or casting vote.

65. (a) A Director or the Chief Executive Officer of the Company (the “CEO”) may be a party to or in any way interested in any contract or arrangement or transaction to which the Company is a party or in which the Company is in any way engaged or concerned or interested. A Director or the CEO may hold and be remunerated in respect of any office or place of profit (other than the office of auditor of the Company or any subsidiary thereof) under the Company or any other company in which the Company is in any way interested and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company and be remunerated thereof. On any matter in which a Director or the CEO is in any way interested and subject to disclosure in the manner provided for in article 65(b), he may nevertheless vote and be taken into account for the purposes of a quorum and (save as otherwise agreed) may retain for his own absolute use and benefit all profits and advantages directly or indirectly accruing to him therefrom.

(b) A Director or a CEO who is in any way, whether directly or indirectly, interested in a transaction or proposed transaction with the Company shall declare the nature of his interest in accordance with the provisions of the Act.

66. The quorum necessary for the transaction of the business of the Directors, shall be a majority of the Directors then in office. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

67. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to this Constitution as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company, but for no other purpose.

68. The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within ten minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

69. (a) The Directors may delegate any of their powers to committees consisting of such member or members of their body as they deem fit and (if thought fit) one or more other persons co-opted as hereinafter provided; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. Any such regulations may provide for or authorize the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee.

(b) The meetings and proceedings of any such committee shall be governed mutatis mutandis by the provisions of this Constitution regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under article 69(a).

70. A committee may elect a chairman of its meetings; if such chairman is so elected, or if at any meeting the chairman is not present within ten minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

71. A committee may meet and adjourn as it deems proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote.

72. All acts done by any meeting of the Directors or of a committee of the Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

73. A resolution in writing signed by a majority of the Directors of the Company shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. Any such resolution may consist of several documents in like form, each signed by one or more Directors. The expressions “in writing” and “signed” include approval by telefax, telex, cable, telegram, electronic mail or any other form of electronic communication approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors.

74. Notwithstanding the foregoing, where the Company has only one Director, that Director may pass a resolution by recording the resolution and signing on the record.

CHIEF EXECUTIVE OFFICER

75. The Directors may from time to time appoint one or more of their body to be Chief Executive Officer or Chief Executive Officers (or other equivalent position) of the Company for such period and on such terms as they deem fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment. His appointment shall be automatically terminated if he ceases for any reason whatsoever to be a Director.

76. A Chief Executive Officer shall, subject to section 169 of the Act (if applicable) and the terms of any agreement entered in any particular case, receive such remuneration (whether by way of salary, commission, or participation in profits, or partly in one way and partly in another) as the Directors may determine.

77. The Directors may entrust to and confer upon a Chief Executive Officer any of the powers exercisable by them upon such terms and conditions and with such restrictions of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of those powers.

SECRETARY

78. The Secretary shall in accordance with the Act be appointed by the Board for such terms, at such remuneration, and upon such conditions as it may deem fit, and any Secretary so appointed may be removed by it. If thought fit two or more persons may be appointed as joint secretaries (“Joint Secretaries”). The Board may also appoint from time to time on such terms as it deems fit one or more assistant Secretaries. The appointment and duties of the Secretary or Joint Secretaries shall not conflict with the Act and in particular section 171 of the Act.

SEAL

79. The Board shall provide for the safe custody of the Seal, which shall only be used by the authority of the Board or of a committee of the Directors authorized by the Board in that behalf, and every instrument to which the Seal is affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Board for the purpose save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature or other method approved by the Board.

80. (a) The Company may exercise the powers conferred by Section 41 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

(b) The Company may exercise the powers conferred by the Act with regard to having a duplicate Seal as referred to in section 124 of the Act which shall be a facsimile of the Seal with the addition on its face of the words “Share Seal” and such powers shall be vested in the Directors.

AUTHENTICATION OF DOCUMENTS

81. Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board or any committee, and any books, records, documents, accounts and financial statements relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents, accounts or financial statements are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed, or as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting. Any authentication or certification made pursuant to this article may be made by any means of electronic communication approved by the Board from time to time for such purpose incorporating, if the Board deems necessary, the use of security and/or identification procedures or devices approved by the Board.

FINANCIAL STATEMENTS

82. The Board shall cause proper accounting and other records to be kept and shall distribute copies of financial statements (including all other documents required by law to be attached thereto) as required by the Act and shall from time to time determine whether and to what extent and at what time and places and under what conditions or regulations the accounting and other records of the Company or any of them shall be opened to the inspection of members not being Directors, and no member (not being a Director) shall have any right of inspecting any account, book, financial statement, document or paper of the Company except as conferred by the Act or authorized by the Board or by the Company in general meeting.

AUDITORS

83. Auditors shall be appointed and their appointment and duties regulated in accordance with the provisions of the Act.

84. Subject to the provisions of the Act, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

DIVIDENDS

85. The Board may from time to time pay the members such dividends as appear to the Board to be justified by the profits of the Company, and may also from time to time declare and pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as the Board thinks fit.

86. No dividend shall be paid otherwise than out of the profits or shall bear interest against the Company.

87. The Board may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer until such person shall become a member in respect of such shares or shall transfer the same.

88. Subject to the Act, when declaring a dividend, the Board may direct payment of such dividend wholly or partly by the distribution of specific assets, shares or debentures of the Company or in any one or more such ways, and where any difficulty arises in regard to such distribution, the Board may settle the same as it deems expedient, and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board.

89. (a) Any dividend, interest, or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two joint holders may give effectual receipts for any dividends, or other money payable in respect of the shares held by them as joint holders.

(b) If two or more persons are registered in the register of members as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

(c) Any resolution declaring a dividend on shares of any class may specify that the same shall be payable to the persons registered as the holders of such shares in the register of members at the close of business on a particular date and thereupon, the dividend shall be payable to them in accordance with, and proportionately to, their respective holdings so registered but without prejudice to the rights inter se in respect of such dividends of transferors and transferees of any such shares.

(d) The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder) and delivered to the Company and if or to the extent the same is accepted as such or acted upon by the Company.

(e) The payment by the Board of any unclaimed dividends or other moneys payable on or in respect of a share other than a treasury share into a separate account shall not constitute the Company being a trustee in respect thereof. All dividends unclaimed after first becoming payable, may be invested or otherwise made use of by the Board for the benefit of the Company and any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited and if so shall revert to the Company but the Board may at any time thereafter at its absolute discretion, annul any such forfeiture and pay the dividend so forfeited to the person entitled thereto prior to the forfeiture.

(f) No dividend or any other distribution of the Company’s assets, whether in cash or otherwise, may be made to the Company in respect of the treasury shares.

BRANCH REGISTER

90. The Company or the Directors on behalf of the Company may exercise the powers conferred by the Act and may cause to be kept in any place outside Singapore a branch register of members. The Board may, subject to the Act, make from time to time such provisions as it deems fit respecting the keeping of any such branch register and the transfer of shares to, on or from any such branch register and may comply with the requirements of any local law.

CAPITALIZATION OF PROFITS AND RESERVES

91. The Company in a general meeting may, upon the recommendation of the Board, resolve by ordinary resolution:-

(a) issue bonus shares for which no consideration is payable to the Company, to the members holding shares in the Company in proportion to their then holdings of shares; and/or

(b) that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up in full new shares or debentures of the Company to be allotted and distributed and credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Board shall give effect to such resolution.

92. Whenever such a resolution as aforesaid shall have been passed the Board shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things, required to give effect thereto, with full power to the Board to make such provision by payment in cash or otherwise as it deems fit for the case of shares or debentures becoming distributable in fractions, and also to authorize any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalizations, and any agreement made under such authority shall be effective and binding on all such members.

93. The Board may from time to time set aside out of the profits of the Company and carry to reserve such sums as it deems proper which, at the discretion of the Board, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Board may divide the reserve into such special funds as it deems fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Board may also, without placing the same to reserve, carry forward any profits. In carrying sums to reserve and in applying the same, the Board shall comply with the provisions of the Act.

NOTICES AND OTHER DOCUMENTS

94. (a) Subject to the Act and any regulations made thereunder, and (where applicable) the listing rules of any stock exchange upon which shares in the Company may be listed, and where the context of any provisions of this Constitution otherwise requires, any notice, accounts, financial statements, balance-sheet, report or other document (including a share certificate) that may be given by the Company to any member can be given:

(i) personally;

(ii) by sending it by post or courier to his registered address; or

(iii) by electronic communications to the current address of that person or by making it available on a website prescribed by the Company, from time to time, in accordance with the provisions of this Constitution, the Act and/or any applicable regulations or procedures.

(b) For the purposes of article 94(d), a member shall be deemed to have agreed to receive such notice or document by way of such electronic communications and shall not have a right to elect to receive a physical copy of such notice or document, provided always that the Directors may, at their discretion, at any time give a member an opportunity to elect within a specified period of time whether to receive such notice or document by way of electronic communications or as a physical copy, and a member shall be deemed to have consented to receive such notice or document by way of electronic communications if he was given such an opportunity and he failed to make an election within the specified time and he shall not in such an event have a right to receive a physical copy of such notice or document. Where a notice or document is given, sent or served to a member by making it available on a website, the Company shall give separate notice to the member of: (a) the publication of the notice or document on that website; (b) the address of that website; and (c) the place on that website where the notice or document may be accessed and how it may be accessed, by any one or more of the following means:

(i) by sending such separate notice to the member personally or through the post pursuant to articles 94(a)(i) and 94(a)(ii);

(ii) by sending such separate notice to the member using electronic communications to his current address pursuant to article 94(a)(iii);

(iii) by way of advertisement in the daily press; and/or

(iv) by way of announcement on any stock exchange upon which the shares in the Company may be listed.

(c) Where a notice or other document is served or sent by postal service, service shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting on the day after the date of its posting, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

(d) Where a notice or other document is served or sent by electronic communications:

(i) to the current address of a person pursuant to article 94(a)(iii), it shall be deemed to have been duly given, sent or served at the time of transmission by the electronic communication by the email server or facility operated by the Company or its service provider to the current address of such person (notwithstanding any delayed receipt, non-delivery or “returned mail” reply message or any other error message indicating that the electronic communication was delayed or not successfully sent), unless otherwise provided under the Act and/or any other applicable regulations or procedures; and

(ii) by making it available on a website pursuant to article 94(a)(iii), it shall be deemed to have been duly given, sent or served on the date on which the notice or document is first made available on the website, or unless otherwise provided under the Act and/or any other applicable regulations or procedures.

95. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holders first named in the register of members in respect of the share.

96. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title or representatives of the deceased, or assignee of the bankrupt, or by any like description, at the address, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

97. (a) Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(i) (subject to the Act) every member;

(ii) every person entitled to share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

(iii) the auditor of the Company for the time being.

(b) Unless the Board decides otherwise, no other person shall be entitled to receive notices of general meetings.

WINDING UP

98. (a) The Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

(b) If the Company is wound up the liquidator may, with the sanction of a special resolution of the Company and subject to article 6A(b), divide amongst the members in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and may for that purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of any such assets in trustees upon such trusts for the benefits of the members as the liquidator with the like sanction, deems fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

99. Subject to the provisions of and so far as may be permitted by the Act, every Director, Secretary and other officer of the Company and its subsidiaries and Affiliates, shall be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or to be incurred by him in the execution and discharge of his duties or in relation thereto. Without prejudice to the generality of the foregoing, no Director, Secretary or other officer of the Company and its subsidiaries and Affiliates shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Board for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own negligence, default, breach of duty or breach of trust.

UNTRACEABLE MEMBERS

100. (a) Without prejudice to the rights of the Company under paragraph (b) of this article, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

(b) The Company shall have the power to sell, in such manner as the Board deems fit, any shares of a member who is untraceable, but no such sale shall be made unless:

(i) all cheques or warrants in respect of dividends of the shares in question, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorized by the Constitution of the Company have remained uncashed;

(ii) so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

(iii) the Company, if so required by the rules governing the listing of shares on the stock exchange on which it is listed (the “Designated Stock Exchange”), has given notice to, and caused advertisement in newspapers in accordance with the requirements of, the Designated Stock Exchange to be made of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.

For the purpose of the foregoing, the “relevant period” means the period commencing twelve years before the date of publication of the advertisement referred to in paragraph (c) of this article and ending at the expiry of the period referred to in that paragraph.

(c) To give effect to any such sale the Board may authorize some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it deems fit. Any sale under this article shall be valid and effective notwithstanding that the member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

SECRECY

101. No member shall be entitled to require discovery of or any information in respect of any detail of the Company’s trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board, it will be inexpedient in the interest of the members of the Company to communicate to the public save as may be authorized by law.

PERSONAL DATA

102. (a) A member who is a natural person is deemed to have consented to the collection, use and disclosure of his personal data (whether such personal data is provided by that member or is collected through a third party) by the Company (or its agents or service providers) from time to time for any of the following purposes:

(i) implementation and administration of any corporate action by the Company (or its agents or service providers);

(ii) internal analysis and/or market research by the Company (or its agents or service providers);

(iii) investor relations communications by the Company (or its agents or service providers);

(iv) administration by the Company (or its agents or service providers) of that member’s holding of shares in the capital of the Company;

(v) implementation and administration of any service provided by the Company (or its agents or service providers) to its members to receive notices of meetings, financial statements and other shareholder communications and/or for proxy appointment, whether by electronic means or otherwise;

(vi) processing, administration and analysis by the Company (or its agents or service providers) of proxies and representatives appointed for any general meeting (including any adjournment thereof) and the preparation and compilation of the attendance lists, minutes and other documents relating to any general meeting (including any adjournment thereof);

(vii) implementation and administration of, and compliance with, any provision of this Constitution;

(viii) compliance with any applicable laws, listing rules, take-over rules, regulations and/or guidelines; and

(ix) purposes which are reasonably related to any of the above purpose.

(b) Any member who appoints a proxy and/or representative for any general meeting and/or any adjournment thereof is deemed, to the fullest extent permitted by applicable laws, to have warranted that where such member discloses the personal data of such proxy and/or representative to the Company (or its agents or service providers), that member has obtained the prior consent of such proxy and/or representative for the collection, use and disclosure by the Company (or its agents or service providers) of the personal data of such proxy and/or representative for the purposes specified in articles 102(a)(vi) and 102(a)(viii), and is deemed to have agreed to indemnify the Company in respect of any penalties, liabilities, claims, demands, losses and damages as a result of such member’s breach of warranty.